File Pursuant to Rule 424(b)(3)

Registration Statement No. 333-154912

PROSPECTUS

AMERICA’S DRIVING RANGES, INC.

78365 Highway 111, #287

La Quinta, California 92253

10,000,000 Common Shares

We have no public market for our common stock

Investing in our common stock involves risks which are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Up to 10,000,000 of the shares of common stock offered are being sold by America’s Driving Ranges, Inc. There is no minimum purchase requirement and no escrow, and the proceeds may be used by America’s Driving Ranges, Inc. in its discretion.  There is no established public market for America’s Driving Ranges, Inc.’s common stock, and the offering price has been arbitrarily determined.  America’s Driving Ranges, Inc.’s common stock is not currently listed or quoted on any quotation service.  There can be no assurance that America’s Driving Ranges, Inc.’s common stock will ever be quoted on any quotation service or that any market for America’s Driving Ranges, Inc.’s stock will ever develop. This offering is self-underwritten.  Shares will be sold by America’s Driving Ranges, Inc.’s officers and directors, without the use of an underwriter.

	Price to the public	Underwriting Discounts and Commissions (2)	Proceeds to the Company (1)
Per Share	$0.10	$0.00	$0.10
Total	$1,000,000	$0.00	$1,000,000

(1)

Before deducting expenses payable by America’s Driving Ranges, Inc., estimated at approximately $22,150. This offering is self-underwritten, so America’s Driving Ranges, Inc. is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 10,000,000 common shares. There is no minimum contingency, and the proceeds may be used in America’s Driving Ranges, Inc.’s discretion.

(2)

The  shares  of  Common Stock are being offered by through its officers  and  directors,  subject  to prior sale, when, as, and if delivered to and accepted by America’s Driving Ranges, Inc. and subject to the approval of  certain legal matters by counsel and certain other conditions.  America’s Driving Ranges, Inc. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

The date of this prospectus is April 10, 2009.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

5

RISK FACTORS

5

USE OF PROCEEDS

9

DETERMINATION OF OFFERING PRICE

11

DILUTION

11

PLAN OF DISTRIBUTION

12

LEGAL PROCEEDINGS

13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

13

DESCRIPTION OF SECURITIES

14

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

15

INTERESTS OF NAMED EXPERTS AND COUNSEL

17

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

17

DESCRIPTION OF BUSINESS

18

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

22

DESCRIPTION OF PROPERTY

24

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

24

EXECUTIVE COMPENSATION

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

26

FINANCIAL STATEMENTS

26

PROSPECTUS SUMMARY

Our Business

America’s Driving Ranges, Inc. was organized on June 9, 2008 to develop a high-tech driving range.  The Company is now prepared to develop its first site in the Coachella Valley and eventually develop or license other sites with its unique combination of facilities and services. We have obtained architectural plans and specifications and have contacted a licensed general contractor experienced in the construction of concrete tilt-up construction to obtain a bid for the cost to construct and develop the proposed site in accordance with the plans and specifications.  Concrete tilt-up construction is a type of construction where concrete walls and floors are fabricated by pouring cement with steel reinforcement in the form of mesh or bars, as called for the structural engineers providing the plans for construction, into molds at the construction site.  When the concrete is dry it is removed from the molds by crane and “tilted” into place to form the walls or floors of a structure.”

The arrangement with the architect is to pay him from the construction financing which will come from the sale of the common stock.  The architectural fees of $40,000 will be paid to the architect upon sale of 100% of the offering.

The website is under development and will be completed after the sale of common stock has been completed.  It is anticipated that the website can be constructed for the sum of $3,200.

America’s Driving Ranges, Inc., is controlled by two individuals who devote only 25% each of their time to the business of America’s Driving Ranges, Inc.   There can be no assurance that America’s Driving Ranges, Inc.’s common stock will ever develop a market.

We have not generated any revenues since inception and have accumulated a deficit of $20,054 of which $10,000 is for legal fees payable only if all shares offered herein are sold.

We must raise a minimum of $100,000 in the next twelve months otherwise we may temporarily or permanently have to cease operations.

Our auditors have issued a going concern opinion.

Corporate Information

Our principal executive offices are located at 78365 Highway 111, #287, La Quinta, CA  92253. Our telephone number is (760) 360-9547.

The Offering

Common Stock Offered..........................................................................Up to 10,000,000 shares

                                                                                                               @ $0.10 per share for a total of up

                                                                                                                to $1,000,000

Common Stock Outstanding after the Offering...................................................................................................50,000,000 shares (1)

Use of Proceeds......................................................................................Construction of Driving Range

                                                                                                                                                    and Working Capital (see page 9)

Symbol.....................................................................................................None

Risk Factors.............................................................................................The shares of Common

                                                                                                                Stock offered involves a high

                                                                                                                degree of risk and immediate

                                                                                                                substantial dilution. See "Risk

                                                                                                                Factors"

Term of offering.......................................................................................Until August 31, 2009

 (1) Figures are based on the current outstanding shares of 40,000,000.

Summary Financial Data

The following summary financial data  should  be  read  in  conjunction  with "Management's  Discussion  and  Analysis  of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to December 31, 2008 and the balance sheet data at December 31, 2008 come from America’s Driving Ranges, Inc’s, audited Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period inception to December 31, 2008 come from America’s Driving Ranges, Inc.’s audited financial statements for that period, which are included in this Prospectus.  These statements include all adjustments that America’s Driving Ranges, Inc. considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.  The operating results for the period ended December 31, 2008 do not necessarily indicate the results to be expected for the full year or for any future period.

Summary Financial Information

(Audited) Since Inception (June 9, 2008) and
For the Period Ended
Balance Sheet Information	December 31, 2008
Current Assets	$ 542
Fixed Assets/Property	-
Total Assets	542
Total Liabilities	16,596
Accumulated Deficit	(20,054)
Total Stockholders’ Equity	-
(Audited) Since Inception (June 9, 2008) and
For the Period Ended
Statements of Operations Information	December 31, 2008
Total sales revenues	$ -
General and administrative expenses	19,945
Interest expense	109
Net (Loss)	(20,054)
Net Loss Per Share	(0.00)
Weighted Average Shares Outstanding	40,000,000

References in this prospectus to “America’s Driving Ranges” “ADR,” “we,”  “us,” and “our” refer to America’s Driving Ranges, Inc.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. In deciding whether to invest, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information in this prospectus, including the financial statements and related notes.

The following are risk factors, which are directly related to our business, financial condition, and this offering.  Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

We are a development stage company with no prior operating history.

America’s Driving Ranges, Inc.’s prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition.  Since inception, America’s Driving Ranges, Inc. has incurred losses of $20,054, and we expect to incur net losses in the foreseeable future.  These losses are in the form of pre-operating expenses, since we have just begun operations.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

As noted in Note 4 to our financial statements, we have nominal assets and no current operations with which to create operating capital. Our auditor has advised in Note 4 to the financial statements that currently the Company does not have sufficient cash or other material assets nor does it have operations or a source of revenues to cover its operational costs and allow it to continue as a going concern. We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on this Form S-1.  Our company's plan specifies a minimum amount of $100,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

We must raise $100,000 in the next twelve months or investors may lose their entire investment.

If we are  unsuccessful  in raising at least $100,000 from this offering for our operations during the next  twelve months, we will be unable to pay our minimum operating  expenses, and, unless  we  have  financial  contributions from  our principal,  we will be forced to temporarily  or permanently cease our operations.  This may result in investors losing their entire investment.  Neither of the officers or directors have made any financial commitments to Company in the event the Company does not raise $100,000.

 We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future.  We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock. If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing will be available to us when required on favorable terms or at all.  Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

 If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our success depends on hiring, retaining and integrating senior management and skilled employees in order to expand our business.  We have only two officers; John Birchard, the President and Director of America’s Driving Ranges, Inc. and Chris Bellile, the Secretary, Chief Financial Officer and Director, who each devote approximately 25 hours per week to our business.  The loss of Mr. Birchard or Ms. Bellile could slow the growth of our business.

We face strong competition from numerous golf facilities in the Coachella valley.

There are over 100 golf courses in the Coachella Valley that also offer practice facilities at the courses and in the immediate geographical vicinity of the driving range to be constructed by Company which significantly compete with the driving range to be developed.

We will need certain governmental approvals and/or permits that may become difficult or impossible to obtain.

We will need to obtain various design and construction approvals which may not be able to be obtained at all which will preclude the development of the driving range or which may be not able to be obtained timely which will result in a deferral of the start date of the development of the driving range.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Once this offering is complete, it is possible that we may decide not to spend any of the proceeds on further development of the website and associated advertising necessary to continue operations.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by America’s Driving Ranges, Inc. in this offering, and any funds received may be used by America’s Driving Ranges, Inc. for any corporate purpose as the funds are received.

 As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event the Company is required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

The market price of our common stock may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid.

There is no public market for our shares of common stock although we intend to apply for quotation on the Over-the Counter Bulletin Board (OTCBB) sometime in the future. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. We have not, as of this date, approached any broker-dealer regarding application for quotation on the OTCBB

When and if we apply for quotation on the OTCBB, the process can be time consuming and we could ultimately fail to achieve a quotation; if our stock does not become quoted on the OTCBB or we fail to maintain our listing once quoted, you may not be able to liquidate your investment.

Although we intend to apply for quotation on the OTCBB, we have no estimate as to when we might begin the process which can ultimately be time consuming and may result in failure.  In order to be quoted on the OTCBB, we are required to be a “reporting company” and we must find a broker who will submit a Form 211 application to FINRA.  We will be a “reporting company” once our registration statement is declared effective by the SEC. We will not make our application until that happens and we cannot predict how long it will take us to go through the registration process especially in light of recent rule changes related to small businesses which will be effective in early February 2008. In addition we cannot predict how long it will take to achieve a quotation once we make application although we would anticipate approximately three to nine months from when we begin the process. Once we are quoted we must continue to meet our filing obligations under the 1934 Act to maintain our quotation and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading.  In addition, recent rule changes impose the requirement that if we fail to file our quarterly and annual reports in accordance with SEC time constraints more than two times in a two year period, we will lose our “listing” for one year during which time we must file each and every report on time before we can be quoted again. Therefore, if our stock does not become quoted on the OTCBB, or if it takes a long time before it is quoted on the OTCBB, or if a market fails to develop once it is quoted on the OTCBB, or if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•

the delivery of standardized risk disclosure documents;

•

the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the  customers account;

•

written determination that the penny stock is a suitable investment for purchaser;

•

written agreement to the transaction from purchaser; and

•

a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Potential investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends.  This lack of dividend potential may discourage potential investors from purchasing our common stock.

Insiders will continue to have substantial control over the company and its policies after this offering and will be able to influence corporate matters.

Our directors and officers, whose interests may differ from other stockholders, have the ability to exercise significant control over us. These individuals beneficially own approximately 100% of our common stock. These stockholders are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of America’s Driving Ranges.  These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

Risks Related to Current Economic Conditions

The current economic downturn may have a significant negative economic impact on operations because of resulting declines in consumer spending and tourism.

Investors should be aware of the fact that our geographical location is dependent on tourist dollars.

Risks Related to Lack of Construction Experience

We have limited construction experience which will require us to rely on third parties to evaluate whether or not construction design and construction costs are reasonable.  Neither our contractor nor we can predict potential disruptions of the construction of the driving range.

We will incur significant increased costs as a result of operating as a public company, due to the Sarbannes –Oxley Act, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, and rules subsequently implemented by the Securities and Exchange Commission, or SEC, and the Nasdaq Stock Market, require public companies to meet certain corporate governance standards. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations may make it more expensive for us to obtain director and officer liability insurance coverage and more difficult for us to attract and retain qualified persons to serve as directors or executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures.

USE OF PROCEEDS

The net proceeds to America’s Driving Ranges, Inc. from the sale of the shares of common stock offered are estimated to be approximately $1,000,000 if all shares in this offering are sold. America’s Driving Ranges, Inc. intends to use these proceeds for construction, working capital and general corporate purposes, as follows:

The following table shows the Company’s use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

25%		50%		75%
Use	Amount	Use	Amount	Use	Amount
Grading and turf Installation	$159,635	Grading and turf installation	$ 184,000	Grading and turf installation	$ 184,000
Lease Rent	43,560	Lease Rent	43,560	Lease Rent	43,560
Club house and stations		Club house and stations	200,000	Club house and stations	200,000
Netting and landscape		Netting and landscape	20,000	Netting and Landscape	40,000
Range equipment		Range equipment		Range equipment	35,000
Parking		Parking	7,500	Parking	15,000
Automated stations		Automated stations		Automated stations	183,500
Web site promotion	3,200	Web site promotion	3,200	Web site promotion	3,200
Offering Expenses	22,150	Offering Expenses	22,150	Offering Expenses	22,150
Working Capital	21,455	Working Capital	19,590	Working Capital	23,590
Total	$250,000	Total	$ 500,000	Total	$ 750,000

100%
Use	Amount
Grading and turf installation	$ 184,000
Lease Rent	43,560
Club house and stations	200,000
Netting and landscape	40,000
Range equipment	35,000
Parking	15,000
Automated stations	228,000
Web site promotion	3,200
Offering Expenses	22,150
Architect	40,000
Working Capital	189,090
Total	$ 1,000,000

Note:  Long-term land lease for an initial term of ten years with annual rent to be $43,560 per year payable monthly with cost of living increases annually not exceeding 3 percent per year during the term.

Note:  With regard to the web-site, it is contemplated that the web-site will be informational only and not interactive.  The site will display the amenities of the driving range, the location and a phone number and hours of operation.

The allocation of the net proceeds of the Offering set forth above represents America’s Driving Ranges, Inc.’s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and America’s Driving Ranges, Inc’s future revenues and expenditures.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

The allocation of the net proceeds of the Offering set forth above represents America’s Driving Ranges, Inc.’s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and America’s Driving Ranges, Inc’s future revenues and expenditures.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.10 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.10 per share because we believe that the price of $0.10 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities.  You may not be able to resell any shares you purchased in this offering.  Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

As of December 31, 2008, America’s Driving Ranges, Inc.’s net tangible book value was $0, or $0 per share of common stock.  Net tangible book value is the aggregate amount of America’s Driving Ranges, Inc.’s tangible assets less its total liabilities.  Net tangible book value per share represents America’s Driving Ranges, Inc.’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of 10,000,000 shares at an offering price of $0.10 per share of Common stock, application of the estimated net sale proceeds (after deducting offering expenses of $22,150 if all share are sold) America’s Driving Ranges, Inc’s net tangible book value as of the closing of this offering would increase from $0 to $0.02 per share.  This represents an immediate increase in the net tangible book value of $0.02 per share to current shareholders, and immediate dilution of $0.08 per share to new investors, as illustrated in the following table:

 If 100% of the offering is sold:

Public offering price per share of common stock ......………………....$ 0.10

Net tangible book value per share before.............................................$ 0.00

Increase per share attributable to new investors................................... $ 0.02

Net tangible book value per share after offering..................................  $ 0.02

Dilution per share to new investors...................................................... $ 0.08

Percentage dilution...............................................................................    80%

If 75% of the offering is sold:

Public offering price per share of common stock ......………………….$ 0.10

Net tangible book value per share before..............................................$ 0.00

Increase per share attributable to new investors................................... .$ 0.016

Net tangible book value per share after offering.....................................$ 0.016

Dilution per share to new investors......................................................  $ 0.084

Percentage dilution...............................................................................    84%

If 50% of the offering is sold:

Public offering price per share of common stock ......………………….$ 0.10

Net tangible book value per share before ..............................................$ 0.00

Increase per share attributable to new investors................................... .$ 0.011

Net tangible book value per share after offering.................................. ..$ 0.011

Dilution per share to new investors...................................................... .$ 0.088

Percentage dilution...............................................................................    90%

If 25% of the offering is sold:

Public offering price per share of common stock ......…………………$ 0.10

Net tangible book value per share before ..............................................$ 0.00

Increase per share attributable to new investors.....................................$ 0.006

Net tangible book value per share after offering.....................................$ 0.006

Dilution per share to new investors........................................................$ 0.094

Percentage dilution...............................................................................    94%

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of Nevada, New York, California, Florida and in the District of Columbia, and to investors outside the Unites States.  The offering is self underwritten by the Company, which offers the Shares directly to investors through officer John Birchard,  who will offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company.  The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker and will be conducted solely by the officers and directors of Company who are exempt from broker-dealer registration and will conduct the offering within the provisions of Securities Exchange Act Rule 3a4-1 et.seq.

The offering of the Shares shall terminate August 31, 2009.

We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

There is no established public market for America’s Driving Ranges, Inc.’s common stock, and the offering price has been arbitrarily determined.  There can be no assurance that a public market for the common stock will ever develop.

The first $22,150 in capital raised from this offering will be used to pay the costs of the offering.  Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account.  There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

LEGAL PROCEEDINGS

America’s Driving Ranges, Inc. is not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors

The members of the Board of Directors of America’s Driving Ranges, Inc. serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of America’s Driving Ranges, Inc. are as follows:

Name	Age	Position	Director Since
John Birchard, PGA	41	President & Director	June 2008
Chris Bellile	57	Secretary, Chief Financial Officer & Director	June 2008

John Birchard is the founding and current President and Director of America’s Driving Ranges, Inc. and has been since his appointment to the Board of Directors on June 9, 2008.  Mr. Birchard played on the University of Wisconsin Golf Team in 1986 and 1987.  He then transferred to Ferris State University where he earned a BS degree in Business.  John has been on the Board of Directors for the Desert Chapter PGA, since 2007.  He is currently the PGA Assistant Golf Professional at Ironwood Country Club located in  Palm Desert, California and has been employed there for the past eight years.

Chris Bellile is the current Secretary, Chief Financial Officer and Director of America’s Driving Ranges, Inc. since June 9, 2008.   She earned a BS degree in Business Administration from the University of Southern California in 1975. She served several companies in administrative and accounting positions until January 2002 when she was attracted to the golf industry by Dahoon Corporation of Palm Springs, California.   Ms. Bellile is now employed by Indian Ridge Country Club located in Palm Desert, California as Director of Food and Beverage.  Prior to that she was previously employed at Ironwood Country Club located in Palm Desert, California as Director of Food and Beverage for in excess of five years.

Directorships in Other Public Companies

Neither of our directors serves as a director of any other reporting company.

No Involvement in Certain Legal Proceedings

During the past five years, none of our executive officers/directors:

•

has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any  partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

was convicted in a criminal proceeding or named subject of a pending criminal proceeding excluding traffic violations and other minor offenses);

•

was the subject of any order, judgment or decree, not subsequently  reversed, suspended or vacated, of any court of competent jurisdiction,  permanently or temporarily enjoining him or her from or otherwise limiting  his/her involvement in any type of business, securities or  banking  activities;

•

was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and  the judgment in such civil action or finding by the Securities and  Exchange Commission has not been subsequently reversed, suspended, or vacated.

DESCRIPTION OF SECURITIES

The authorized capital stock of America’s Driving Ranges, Inc. consists of 100,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 50,000,000 shares of Common stock.

Common Stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or Conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which mean that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of America’s Driving Ranges, Inc’s directors.  The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and non-assessable.

There are 2 shareholders of record as of the date of this prospectus.

Change in Control Provisions

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Securities

America’s Driving Ranges, Inc.’s common stock is not listed or quoted at the present time, and there is no present public market for America’s Driving Ranges, Inc.’s common stock.  America’s Driving Ranges, Inc. has obtained a market maker who has agreed to file an application for America’s Driving Ranges, Inc.’s securities to be quoted on Financial Industry Regulatory Authority (“FINRA”) OTC Bulletin Board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to FINRA approval, and there can be no assurance that America’s Driving Ranges, Inc.’s stock will be quoted on the Bulletin Board.  Thus, there can be no assurance that the FINRA will accept America’s Driving Ranges, Inc.’s market maker's application on Form 211.  Therefore, there can be no assurance that a public market for America’s Driving Ranges, Inc.’s common stock will ever develop.

No Market for Our Shares

As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained.  A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public re-sales.  Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.  In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares.  No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9

When and if we have a market for our common stock, shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a “penny stock” unless it is:

•

listed on approved national securities exchanges;

•

a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that  national exchange;

•

a security listed on NASDAQ;

•

a security of an issuer that meets minimum financial  requirements; or

•

a security with a price of at least $5.00 per share in the  transaction in question or that has a bid quotation, as defined  in the Rule, of at least $5.00 per share.

Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market

Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market. Newly adopted regulations will require a two-business day delay prior to execution of a trade in a penny stock by a broker dealer. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Possible Issuance of Additional Securities

We may need additional financing to grow our proposed business.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for the Common stock is; American Registrar & Transfer Company, 342 East 900 South, Salt Lake City, UT 84110; telephone (801) 363-9065.

Shares Eligible for Future Sale

Upon completion of this Offering, America’s Driving Ranges, Inc. will have 50,000,000 shares of Common stock outstanding.  All shares sold in this offering will be registered.  Any new offering of shares by Company will require to be registered pursuant to the Securities Act of 1933, as amended unless the sale of such shares are exempt from registration. However, any share purchased by an affiliate (in general, a person who is in a control relationship with America’s Driving Ranges, Inc., will be subject to the limitations of Rule 144 promulgated under the Securities Act.  Of the 50,000,000 shares of Common stock that will outstanding, 40,000,000 shares of restricted stock were issued to our two directors as founders’ shares which will become eligible for resale in 2009.

Rule 144, as amended effective February 15, 2008, provides that the holding period will decrease to six months after which resales can be made by affiliates if current public information is available, subject to volume limitations and manner of sale requirements, and subject to the filing of a Form 144.  Resales for non-affiliates under the amended Rule can be made after six months and are unlimited so long as current public information exists. After one year non-affiliates need not comply with Rule 144.

Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

OTC Bulletin Board

We intend to apply to have our shares cleared for trading on the Over the Counter Bulletin Board (OTCBB).  We have not, as of the date of this prospectus, approached any broker-dealer regarding application for quotation on the OTCBB nor do we have a proposed symbol.

Holders

We currently have two shareholders.

Dividend Policy

America’s Driving Ranges, Inc. has never declared or paid cash dividends on its capital stock.  America’s Driving Ranges, Inc. currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

Other Provisions

The validity of the Common stock offered will be passed upon for the Company by Henry Casden, Esq., Palm Desert, California.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The Financial Statements of America’s Driving Ranges, Inc. as of December 31, 2008 included in this Prospectus and elsewhere in the Registration Statement have been audited by Moore & Associates, Chtd., independent public accountant for America’s Driving Ranges, Inc. as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

Counsel is not receiving any contingent interest or shares in the Company and is being paid for legal services for the registration the sum of $10,000 when all of the shares herein have been sold and for additional legal services at fees to be agreed upon in the future.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

The following discussion should be read in conjunction with America’s Driving Ranges, Inc. Financial Statements, including the Notes thereto appearing elsewhere in this Prospectus.

Company Overview, Business Development, History and Organization

America’s Driving Ranges, Inc. was organized on June 9, 2008 and has just recently commenced operations in June 2008.  America’s Driving Ranges, Inc. plans to erect a state of the art, high-tech golf practice and teaching facility plus full pro shop in Indio, California.  The site will be situated on approximately 10 acres.  The new facility will feature 40 driving range stations having climate compensating misters and heaters, full lighting for night usage, automatic ball dispensers, and computer aided video swing analysis.  There will be four practice, regulation holes, plus sand, chipping and putting practice areas.  A full professional and bi-lingual staff will be on hand to offer both English and Spanish instruction service to customers of all ages.

The Company’s web site has not been launched and has not been advertised or promoted yet. America’s Driving Ranges, Inc. has virtually no operations, assets or revenue and has net losses consisting of pre-operating and start up expenses, of $20,054. America’s Driving Ranges, Inc.’s common stock is not listed on any recognized exchange or quoted on any quotation medium.  There can be no assurance that its common stock will ever develop a market.

Plan of Operations-In General

America’s Driving Ranges, Inc.’s plan of operations is to promote the practice facilities and the driving range itself.  According to Golf Range Times Magazine (www.golfrangetimes.com) automatic ball spotters (automatic golf ball teeing devices), which the Company will install, have proven to increase the number of players using the practice facilities by 10% and the number of balls hit in a given practice period by 37% according to the manufacturers of the equipment.  None of the competing facilities located in the Coachella Valley currently offer this feature, nor do they offer bi-lingual teaching and service personnel to appeal to the broad spectrum of the market.

Construction

Upon signing the lease, the company’s building contractor will apply for all necessary permits.  The permit process is estimated to take one or two months and then construction should commence.

Timetable and Budget

We expect construction to take no longer than one year including unforeseen construction issues that might arise in the normal course of construction including acts of God.  The following charts set forth the time periods in which various construction items will be started and completed:

Assuming 25% of offering is sold:			Assuming 50% of offering is sold:
MONTH	PROJECT	BUDGET	MONTH	PROJECT	BUDGET
1st – 3rd	Grading and turf installation	$159,635	1st – 3rd	Grading and turf installation	$184,000
1st	Website	3,200	1st – 12th	Clubhouse and stations	200,000
1st	Pay for offering	22,150	12th	Netting and landscaping	20,000
1st – 12th	Lease Payments	43,560	12th	Parking lot	7,500
1st – 12th	G&A	21,455	1st	Website	3,200
		$250,000	1st	Pay for offering	22,150
			1st – 12th	Lease Payments	43,560
			1st – 12th	G&A	19,590
					$500,000
Assuming 75% of offering is sold:			Assuming 100% of offering is sold:
MONTH	PROJECT	BUDGET	MONTH	PROJECT	BUDGET
1st – 3rd	Grading and turf installation	$184,000	1st – 3rd	Grading and turf installation	$184,000
1st – 12th	Clubhouse and stations	383,500	1st – 12th	Clubhouse and stations	428,000
12th	Netting and landscaping	40,000	12th	Netting and landscaping	40,000
11th – 12th	Range equipment	35,000	11th – 12th	Range equipment	35,000
12th	Parking lot	15,000	12th	Parking lot	15,000
1st	Website	3,200	1st	Website	3,200
1st	Pay for offering	22,150	1st	Architect	40,000
1st – 12th	Lease Payments	43,560	1st	Pay for offering	22,150
1st – 12th	G&A	23,590	1st – 12th	Lease Payments	43,560
		$750,000	1st – 12th	G&A	189,090
					$1,000,000

Long Term Lease

The Company has located a site to lease on a long term basis in the Coachella Valley in North Indio to erect a state of the art, high-tech golf practice and teaching facility plus full pro shop.  The site is approximately 10 acres in size. The lease agreement has been fully negotiated and will be signed when the offering is completed and the Company is able to financially make the lease payments.  The lease will be for an initial period of ten years with three ten year consecutive options.  Lease rent will commence at a rental rate of $43,560 per year payable in equal monthly installments. Rent will commence upon the commencement of construction.  The rental rate will be fixed for the first ten years. Rent will be increased for each ten year option period by an amount equal to the percentage increase (or decrease) that the aggregate cost of living increased or decreased (but not less than $43,560 per year) for the Riverside, California area as provided by the U.S. Department of Labor.

Pre-Opening

The Company intends a full pre-opening campaign including an exclusive story release by Golf News Magazine, formal local advertising and a direct call program on tour companies and major resorts.  The opening itself will have local government and business elite in attendance and be well covered by local media.  Continuing promotion will be via brochures and media advertising and direct calls on key resort facilities nearby.  We have contacted Golf News to arrange for the exclusive story and have contacted the Indio Chamber of Commerce to arrange for members of the city council and members of the Chamber of Commerce to attend the opening.

Our market

Our market primarily includes golfers and golf enthusiasts in the Coachella Valley in North Indio area.

The Coachella Valley is one of the prime golf areas in the world.  There are over 100 golf courses and four independent practice facilities in the market.  The population of this market is now in excess of 250,000 people, growing rapidly, and seasonal visitors number over 2 million people per year.

Distribution methods of our service

The Company intends a full pre-opening campaign including articles in local newspapers, formal local advertising and a direct call program on tour companies and major resorts.  We contemplate that the opening itself will have local government and business elite in attendance and be well covered by local media.  Continuing promotion will be via brochures and media advertising and direct calls on key resort facilities nearby.

Competitive business conditions; competitive position; methods of competition

The golf courses in the Coachella Valley area have limited practice facilities which are generally for warm-up prior to regular play.  Of the four competitive sites, only two have lighting, and none offer the array of technically based services the Company will offer.  We will attract our competitor’s customers because we will have covered, heated and air conditioned hitting stations with automatic ball teeing machines.  We will be open day and night, offer golf lessons, discount golf equipment and snack bar.

Dependence on one or a few major customers

The Coachella Valley is one of the prime golf areas in the United States because there are over 100 golf courses and four independent practice facilities in the market area and no other area has this concentration of golf facilities within a twelve mile radius of each other.  The Coachella Valley is the home of the Bob Hope Chrysler Classic on the PGA Tour, The Skins Game and many charitable golf tournaments held annually and other events open to the public using golf in their respective events.  The population of this market is now in excess of 250,000 people, growing rapidly, and seasonal visitors number over 2 million people per year.  Given these demographics we are not relying on one or a few major customers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts

None.

Need for government approval

The property that is under negotiation is presently zoned for this type of use as a golf driving range but will need approval of all building designs and plans for development and construction of improvements.

Effects of existing or probable governmental regulations

None.

Research and development in the last two years

During the past two years, we spent no money on research.  All funds attributed to the development of our business have been included with our other operating expenses.

Costs and effects of compliance with environmental laws

None.

Number of employees

America’s Driving Ranges, Inc. presently employs John Birchard, its President and Director, and Chris Bellile, as its Chief Financial Officer, Secretary and Director who each devote approximately 25 hours per week, on the business of America’s Driving Ranges, Inc.

Reports to Security Holders

We have filed a Registration Statement on Form S-1 to which this Prospectus is made a part of with the Securities and Exchange Commission (“SEC”.)  Following the effective date of this registration statement we will be required to comply with the reporting requirements of the Securities and Exchange Act or 1934 (the “Exchange Act”.) We will file annual, quarterly and other reports with the SEC.

For further information, reference is made to the Registration Statement and to the exhibits filed therewith.  Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission, which will also be available at www.sec.gov.

Construction of the Facilities

It is possible because of the current economic climate substantially curtailing construction projects, that the cost to construct the facilities may be less than contemplated because of reduced demand for construction materials and labor.  Our construction manager will be better able to advise us as to whether or not we will be able to construct the facilities for a cost that is less than the budgeted amount when all bids have been obtained.  We will also require the general contractor hired to construct the facilities to post a completion bond.

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

BUSINESS STRATEGY

In general.  The Company has located a site to lease on a long term basis in the Coachella Valley in North Indio to erect a state of the art, high-tech golf practice and teaching facility plus full pro shop.  The site is approximately 10 acres in size. The facility will feature 40 driving range stations having climate compensating misters/heaters, full lighting for night usage, automatic ball spotters, and computer aided video swing analysis.  There will be four practice, regulation holes, plus sand, chipping and putting practice areas.  A full professional and bi-lingual staff will be on hand to offer both English and Spanish instruction service to customers of all ages.  The lease agreement has been fully negotiated and will be documented when the offering is completed and the Company is able to financially make the lease payments.

Market and Competition.  The Coachella Valley is one of the prime golf areas in the world.  There are over 100 golf courses and four independent practice facilities in the market.  The population of this market is now in excess of 250,000 people, growing rapidly, and seasonal visitors number over 2 million people per year.  The golf courses have limited practice facilities which are generally for warm-up prior to regular play.  Of the four competitive sites, only two have lighting, and none offer the array of technically based services the Company will offer.

Business Development.  The key to the profitability of practice facilities is the driving range itself.  This is due to selling the same product over and over again for the same price.  Golf balls sold to customers to hit are still the property of the Company.  A practice range golf ball will cost the company an average of $0.25 and will withstand 200 plus hits according to Golf Range Times Magazine.  At 0.05 per hit, gross proceeds per ball can exceed $10.00 for a $.0.25 investment.    According to Golf Range Times Magazine (www.golfrangetimes.com) automatic ball spotters (automated teeing devices), which the Company will install, have proven to increase the number of players by 10% and the number of balls hit in a given practice period by 37%.  None of the competing facilities have offered this feature, nor do they offer bi-lingual teaching and service personnel to appeal to the broad spectrum of the market.

We intend to promote the driving range by the use of brochures and media advertising and direct calls on key resort facilities nearby.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Results of Operations for the period ended December 31, 2008

America’s Driving Ranges, Inc. was incorporated on June 9, 2008, and as such has no meaningful results of operations for the period ended December 31, 2008.

Commitment and Contingencies

We have no leases in place.

Off-Balance Sheet Arrangements

None.

Liquidity and Capital Resources - Plan of Operation for the Next Twelve Months

Cash Flows and Capital Resources

America’s Driving Ranges, Inc. presently has no cash with which to satisfy any future cash requirements.  America’s Driving Ranges, Inc. will need a minimum of $100,000 to satisfy its cash requirements for the next 12 months.  In order to raise this minimum amount of capital, America’s Driving Ranges, Inc. depends on the success of this offering in selling at least 10% of the shares offered. If we are not successful in raising in selling at least 50% of the shares in this offering, we will have to seek a private placement of our stock or borrow from our principals.  We have not engaged in any private placements of our common stock to date.

America’s Driving Ranges, Inc. does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. America’s Driving Ranges, Inc. does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees, with the exception of the fact that it intends to hire additional clerical employees. America’s Driving Ranges, Inc. has no current material commitments.  America’s Driving Ranges, Inc. has generated no revenue since its inception.  We conservatively expect to attract 100 customers a day.  These customers will hit at least one hundred balls at a cost of $0.05 per ball producing $500 per day in revenue.  That represents $15,000 per month or 33% more than required to pay our minimum overhead cost.

DESCRIPTION OF PROPERTY

America’s Driving Ranges, Inc. is in the process of negotiating a long term lease for the use of 10 acres of land in North Indio, California for the driving range.

America’s Driving Ranges, Inc. mailing address is 78365 Hwy 111, #287, La Quinta, CA 92253.  The telephone number of its principal executive office is (760) 360-9547.

Our e-commerce website will be located at www.americasdrivingranges.com.

The registered and records office of the company is located at 5940 South Rainbow Blvd., Las Vegas, NV 89118.

The executive office is currently being given to the company at no charge and there are no leases in place. Until such time as it becomes necessary to hire staff, the company has no plans to lease space or purchase any property. Management utilizes space in their own homes to complete day-to-day administrative tasks.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

Since inception on June 9, 2008, the following transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded either $120,000 or one percent of the average of our total assets at the year end of our last three fiscal years, whichever is less, and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons is a party are as follows:

America’s Driving Ranges, Inc.’s management received 40,000,000 shares or restricted stock as compensation for contributing the business plan to the company and for future services. These 40,000,000 shares have been accepted as full compensation for management's services for the first year of operation.  John Birchard, President and Director received 20,000,000 shares for his services and future services to the Company including developing the business plan for the company, devoting the time and skill necessary to design the project and negotiate with the land owners for the lease and all other miscellaneous administrative matters on behalf of the Company.  Chris Bellile, Secretary, Chief Financial Officer, Controller and Director received 20,000,000 shares for her services and future services to the Company including developing along with John Birchard, the business plan for the company, devoting the time and skill necessary to design the project and negotiate with various vendors and undertaking various administrative matters on behalf of the Company.

John Birchard and Chris Bellile have each loaned the Company the sum of $2,000 each for a total of $4,000 for monies to use to get the Company started and to pay for various out of pocket expenses.  It will be repaid by the Company at such time as the Company is able to make such payment to them.

EXECUTIVE COMPENSATION

.

The following table sets forth the cash and non-cash compensation paid by the Company to its President and all other executive officers for services rendered to date.  No salaries are being paid at the present time.  There were no grants of options or SAR grants given to any executive officers during the current fiscal year.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Birchard President	2008	0	0	$20,000	0	0	0	0	$20,000

Chris Bellile Chief Financial Officer	2008	0	0	$20,000	0	0	0	0	$20,000

America’s Driving Ranges, Inc. has made no provisions for cash compensation to its officers and directors. America’s Driving Ranges, Inc.’s management received 40,000,000 shares or restricted stock as compensation for contributing the business plan to the company and for future services. These 40,000,000 shares have been accepted as full compensation for management's services for the first year of operation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding beneficial Ownership of America’s Driving Ranges, Inc.’s common stock as of December 31, 2008, by (i) each person known by America’s Driving Ranges, Inc. to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of America’s Driving Ranges, Inc., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Before Offering	Percent After Offering
John Birchard, PGA 78-650 Saguaro Dr. La Quinta, CA 92253	20,000,000	50%	40%

Chris Bellile 68-269 Pasada Road Cathedral City, CA 92234	20,000,000	50%	40%

Officers and Directors as a Group	40,000,000	100%	80%

(1)  The above table is based on current outstanding shares of 40,000,000.

All Compensation

None of our named officers and directors has received any compensation (including deferred compensation, restricted stock compensation, long term incentive compensation or other) during the last three completed fiscal years other than the shares of common stock set forth above.

Options/SAR’s/LTIP’s

None.

Employment Contracts

We currently have no employment agreements or compensatory plan or arrangement in effect with our sole officer/director.

Termination of Employment or Change in Control Arrangements

None.

Compensation Arrangements of Services Provided as a Director

We have no arrangements with our sole director for compensation regarding service on the board nor has either of our directors received any compensation for service on our board during the last fiscal year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

▪

America’s Driving Ranges, Inc. Financial Statements – December 31, 2008 (Audited)

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet – December 31, 2008

F-2

Statement of Operations for the period June 9, 2008 (Inception)

     to December 31, 2008

F-3

Statement of Changes in Stockholders’ Deficit for the period June 9, 2008

    (Inception)  to December 31, 2008

F-4

Statement of Cash Flows for the period June 9, 2008 (Inception)

     to December 31, 2008

F-5

Notes to the Financial Statements

F-6

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

America’s Driving Ranges, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of America’s Driving Ranges, Inc. (A Development Stage Company) as of December 31, 2008, and the related statement of operations, stockholders’ equity and cash flows from inception on June 9, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America’s Driving Ranges, Inc. (A Development Stage Company) as of December 31, 2008, and the related statement of operations, stockholders’ equity and cash flows from inception on June 9, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has no revenues sufficient to cover operating costs, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 2, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2008

ASSETS
CURRENT ASSETS
Cash	$542
Total Current Assets	542

Total Assets	$542

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and Accrued expenses	$16,496
Loan payable, shareholder	100
Total Current Liabilities	16,596

Loan payable	4,000
Total liabilities	20,596

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Common stock
100,000,000 shares authorized at $.001 par value,
40,000,000 issued and outstanding at
December 31, 2008	40,000
Additional paid-in capital	(40,000)
Accumulated deficit during the development stage	(20,054)
Total Stockholders' Deficit	(20,054)

Total Liabilities and Stockholders' Equity	$542

The accompanying notes are an integral part of these financial statements

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

June 9, 2008 (Inception)
to Dec. 31,
2008

REVENUES	$-

EXPENSES

General, selling and administrative expenses	19,945

NET OPERATING LOSS	(19,945)

OTHER INCOME (EXPENSE)

Interest expense	(109)

NET LOSS	$(20,054)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.00)

WEIGHTED AVERAGE OUTSTANDING SHARES	40,000,000

The accompanying notes are an integral part of these financial statements.

AMERICA’S DRIVING RANGES, INC.

Development Stage Company

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period June 9, 2008 (date of inception) to December 31, 2008

				Accumulated
				Deficit
			Additional	During
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Balance June 9, 2008
(date of inception)	-	$-	$-	$-	$-

Issuance of common stock for
founders shares, June 9, 2008	40,000,000	40,000	(40,000)	-	-

Net loss at December 31, 2008	-	-	-	(20,054)	(20,054)

Balance December 31, 2008	40,000,000	$40,000	$(40,000)	$(20,054)	$(20,054)

The accompanying notes are an integral part of these financial statements

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

From
Jun 9, 2008
(Inception) to
Dec. 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,054)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities

Changes in assets and liabilities:
Accounts payable	16,387
Accrued expenses	109
Net cash used in operating activities	(3,558)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan payable	100
Loan payable, shareholder	4,000
Net cash provided by financing activities	4,100

Net Change in Cash	542

Cash at Beginning of Period	-

Cash at End of Period	$542

CASH PAID FOR:
Interest	$-
Income taxes	$-

NON-CASH FINANCING ACTIVITIES

Issuance of 40,000,000 common shares as founders’ shares	$40,000

The accompanying notes are an integral part of these financial statements.

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2008

1.

ORGANIZATION

America’s Driving Ranges, Inc. (the “Company”) was incorporated in the state of Nevada on June 9, 2008 for the purposes of establishing a golf practice facility and driving range.

The Company is considered a development stage company.  The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No.7 (“SFAS”) "According and Reporting by Development-Stage Enterprises." A development-stage enterprise in one in which planned principal operations has not commenced or if its operations have commenced, there has been no significant revenues there from.

The Company's fiscal year end is December 31st.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Advertising

The Company expenses advertising when incurred.  Since inception the Company has had no advertising.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

Financial Accounting Standards Statement No. 107, "Disclosure about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities with are deemed to be financial instruments.  The carrying amount and estimated fair values of the Company's financial instruments approximated their fair value due to their short-term nature.

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for its income taxes in  accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109 “Accounting for Income Tax”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the  financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.

The Company has adopted FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”, which supplements SFAS No. 109, “Accounting for Income Taxes,” by defining the confidence level that a tax position must meet in order to be recognized in the financial statements.  The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date.  The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position.  If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits no benefits of the tax position are to be recognized.  Moreover, the more-likely-than-not threshold must continue to be met in each reporting period to support continued recognition of a benefit.  With the adoption of FIN 48, companies are required to adjust their financial statements to reflect only those tax positions that are more-likely-than-not to be sustained.  Any necessary adjustment would be recorded directly to retained earnings and reported as a change in accounting principle.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Basic and Diluted Net Income (Loss) Per Share

Basic loss per share excludes any dilutive effect of options, warrants and convertible securities.  Basic loss per share is computed using the weighted-average number of outstanding common stocks during the applicable period.  Diluted earnings per share are computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

As of the date of these financial statements the Company had no dilutive shares.

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.  As of the date of these financial statements the Company had no cash equivalents.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscals years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operation.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting.  Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  Early adoption is permitted.  We does not expect that the adoption of SFAS No. 161 will have a material impact on its financial condition or results of operation

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles."  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States of America.  SFAS No. 162 will be effective 60 days after the Securities and Exchange Commission approves the Public Company Accounting Oversight Board's amendments to AU Section 411.  We do not expect that the adoption the adoption of SFAS No. 162 will have an impact on its financial statements.

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60."  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how SFAS No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts.  The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS No. 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  We do not expect that the adoption of SFAS No. 163 will have a material impact on its financial condition or results of operation.

In June 2008, the FASB issued FASB SP EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities."  SP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in SFAS No. 128, "Earnings per Share."  SP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited.  The Company is required to adopt SP EITF 03-6-1 in the first quarter of 2009 and is currently evaluating the impact that SP EITF 03-6-1 will have on its financial statements.

3.  COMMON STOCK

The Company’s authorized common stock is 100,000,000 common shares with $.001 par value.  As of December 31, 2008, the Company has 40,000,000 shares of common stock issued and outstanding.

In June 2008, the Company issued 40,000,000 shares of its common stock to its two directors as founders’ shares for contributing to the Company’s business plan and for the first year of services.

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

December 31, 2008

4.  GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenues sufficient to cover its operational costs and allow it to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company in order to execute the Company’s business plan.

5.  NOTE PAYABLE

In September 2008, the Company entered into a promissory note for $4,000 due in 2010 which carried 10% interest.  No assets of the company have been pledged in association with this note.

6.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for the period presented because we have experienced operating losses since inception. Per SFAS No. 109 “Accounting for Income Tax “and FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109”, when it is more likely than not that a tax asset cannot be realized through future income, the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset as of December 31, 2008 are as follows:

2008
Net operating loss carryforward at 35%	$ 6,981
Valuation allowance	(6,981)
Net deferred tax asset	$ -

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2008	Since Inception
Tax at statutory rate (35%)	$ 6,981	$ 6,981
Increase in valuation allowance	(6,981)	(6,981)
Net deferred tax asset	$ -	$ -

AMERICA’S DRIVING RANGES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS (Continued)

December 31, 2008

6.  INCOME TAXES (Continued)

Upon adoption of FIN 48 at the date of inception, the Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. At December 31, 2008, the amount of gross unrecognized tax benefits before valuation allowances and the amount that would favorably affect the effective income tax rate in future periods after valuation allowances were $0. These amounts consider the guidance in FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48”. The Company has not accrued any additional interest or penalties as a result of the adoption of FIN 48.

No tax benefit has been reported in connection with the net operating loss carry forwards in the financial statements as the Company believes it is more likely than not that the net operating loss carry forwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount. Net operating loss carry forwards start to expire in 2018.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

The Company files income tax returns in the United States federal jurisdiction.  The Company will file its first U.S. federal return for the year ended December 31, 2008 in 2009. Once filed, this U.S. federal return will be considered an open tax year.  As the Company has filed no tax returns, no tax returns are currently under examination by any tax authorities.  The Company has not accrued any additional interest or penalties as a result of the adoption of FIN 48 or the delinquency of our outstanding tax returns as we have incurred net losses in those periods still outstanding.

7. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts. As of December 31, 2008 the company owed officers $100 which are due on demand.

OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus.  America’s Driving Ranges, Inc. has not authorized anyone to provide prospective investors with different or additional information.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

TABLE OF CONTENTS

Inside Front Page of Prospectus
Prospectus Summary …………………………………	3
Risk Factors …………………………………………...	5
Use of Proceeds ………………………………………	9
Determination of Offering Price………………………	11
Dilution	11
Plan of Distribution……………………………………	12
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons…………………………………………………	13	PROSPECTUS
Description of Securities………………………………	14	10,000,000 Common Shares
Market for Common Equity and Related Stockholders Matters…………………………………………………	15
Interests of Named Experts and Counsel……………...	17	April 10, 2009
Disclosure of Commission Position on Indemnification for Securities Act Liabilities…………………………..	17
Description of Business……………………………….	18
Managements Discussion and Analysis of Financial Condition and Plan of Operation ……………………	22
Description of Property………………………………..	24
Certain Relationships and Related Party Transactions	24
Executive Compensation………………………………	25
Security Ownership of Certain Beneficial Owners and Management…………………………………………..	25
Changes In and Disagreements With Accountants …...	26
Financial Statements…………………………………..	26

Until August 31, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.